Exhibit 99.1

2015-xx
Contact: Scott Lamb
Vice President, Investor Relations
(713) 513-3344

CAMERON ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR OF 2014

•	Record-level of quarterly earnings per share and cash from operations
•	Record-level annual earnings per share and cash from operations
•	Continued improvement in consolidated operating income margin

HOUSTON, January 29, 2015 -- Cameron (NYSE: CAM) today reported a record-level of fully diluted quarterly earnings per share from continuing operations, excluding other costs, of  $1.34 for the fourth quarter of 2014, compared to $0.90 for the same period of 2013.  Cash generated by operations was $938 million in the fourth quarter of 2014, a 49% increase from the same period of 2013.

The other cost items for the fourth quarter of 2014 amounted to $0.04 per fully diluted share, due primarily to the net impact of litigation expense and restructuring costs partially offset by one-time credits; the other cost items for the fourth quarter of 2013 amounted to $0.05 per fully diluted share, related primarily to integration and restructuring costs.  On a GAAP basis, the Company’s fully diluted earnings per share from continuing operations were $1.30 for the fourth quarter of 2014, as compared to $0.85 for the fourth quarter of 2013.

For the full year 2014, the Company reported fully diluted earnings per share from continuing operations, excluding other costs, of  $4.14, compared to $2.89 for 2013.  On a GAAP basis, the Company’s 2014 fully diluted earnings per share from continuing operations were $3.83 as compared to $2.60 for 2013.

Commenting on the Company’s performance in the fourth quarter of 2014 relative to the year-ago period, Chairman and Chief Executive Officer Jack B. Moore, said, “Cameron’s financial results were due largely to the strong performance of our Drilling and Surface segments  combined with an 11% decline in consolidated SG&A expense.  In particular, the Drilling segment  reported an 89% increase in operating income and an almost 700-basis point improvement in operating income  margin relative to the year-ago quarter, while our Surface segment reported a 23% increase in operating income.  On a consolidated basis, these factors contributed to a segment operating income margin of 15.0% for Cameron, which is above the year-ago quarter and demonstrates the success of our multi-year margin improvement program.  Additionally, the increase in cash from operations reflects, in part, our sharp focus on reducing working capital.”

Orders and Backlog
New orders and backlog for the fourth quarter of 2014 declined sequentially and as compared to  the year-ago period, reflecting reduced activity levels across the industry in response to the recent declines in commodity prices.  “Even so,” said Moore, “we continued to book significant new agreements during the quarter, most notably the multi-year contract with ExxonMobil Canada Properties for topside wellhead equipment and production trees for the Hebron project, a 52-well development located offshore Newfoundland – as well as OneSubsea’s execution of definitive agreements for the subsea well-intervention alliance with Schlumberger and Helix.”

Record Cash Flow from Operations and Disciplined Capital Program
Cameron's cash flow from operations totaled $938 million for the quarter and $1.2 billion for the full year 2014.

Cameron’s capital expenditures totaled $126 million in the fourth quarter and $385 million for the full year 2014.  The Company expects full-year 2015 capital expenditures to be moderately below the 2014 level.

Share Repurchase Activity Continued
The Company continued to repurchase its shares, investing approximately $191 million to acquire 3.4 million shares during the quarter of 2014. Fully diluted shares outstanding at the end of the fourth quarter were approximately 195 million.  As of the end of the fourth quarter of 2014, $476 million remained under the Company’s existing share purchase authorization.

2015 Outlook
“Our backlog provides us with good visibility into a portion of Cameron’s 2015 business,” said Moore.  “However, the surprising speed of the cyclical downturn has created significant uncertainty regarding the anticipated spending levels of our customers, especially in relation to our shorter-cycle businesses, which account for a meaningful portion of our revenues and operating profit.”

Moore added, “Given our backlog, our strong balance sheet and the Company’s impressive operational performance in the fourth quarter of 2014, Cameron is well positioned to deal with the challenges posed in 2015 while we stay committed to advancing cost-efficient solutions for our customers, execution and service excellence and the aggressive management of our cost structure.”

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com

In addition to the historical data contained herein, this document includes forward-looking statements regarding anticipated revenues, operating income and earnings of the Company for 2015, as well as expectations regarding improved execution, cost reduction and expected capital spending, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company’s actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company’s products, particularly as affected by North American activity; the size and timing of orders; the Company’s ability to successfully execute the large subsea and drilling systems projects it has been awarded; the possibility of cancellations of orders; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services.  Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes it may make in its cost structure, staffing or spending levels.

Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance.  Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Revenues	$2,804	$2,731	$10,381	$9,138

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	2,009	1,973	7,464	6,518
Selling and administrative expenses	316	355	1,287	1,275
Depreciation and amortization	92	86	348	298
Interest, net	31	26	129	100
Other costs	11	11	73	92
Total costs and expenses	2,459	2,451	9,301	8,283

Income from continuing operations before income taxes	345	280	1,080	855
Income tax provision	(79)	(59)	(258)	(196)
Income from continuing operations	266	221	822	659
Income (loss) from discontinued operations, net of income taxes	(4)	22	26	65
Net income	262	243	848	724
Net income attributable to noncontrolling interests	8	22	37	25
Net income attributable to Cameron stockholders	$254	$221	$811	$699

Amounts attributable to Cameron stockholders:
Income from continuing operations	$258	$199	$785	$634
Income (loss) from discontinued operations	(4)	22	26	65
Net income attributable to Cameron stockholders	$254	$221	$811	$699
Earnings per common share attributable to Cameron stockholders:
Basic-
Continuing operations	$1.32	$0.86	$3.85	$2.62
Discontinued operations	(0.02)	.10	.13	.27
Basic earnings per share	$1.30	$0.96	$3.98	$2.89

Diluted-
Continuing operations	$1.30	$0.85	$3.83	$2.60
Discontinued operations	(0.02)	.09	.13	.27
Diluted earnings per share	$1.28	$0.94	$3.96	$2.87
Shares used in computing earnings per common share:
Basic	196	231	204	242
Diluted	198	233	205	244

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets:
Cash and cash equivalents	$1,513	$1,813
Short-term investments	113	41
Receivables, net	2,389	2,719
Inventories, net	2,929	3,133
Other current assets	391	463
Assets from discontinued operations	217	-
Total current assets	7,552	8,169

Plant and equipment, net	1,964	2,037
Goodwill	2,461	2,925
Intangibles, net	728	904
Other assets	187	214
Total Assets	$12,892	$14,249

Liabilities and Stockholders’ Equity:
Short-term debt	$263	$297
Accounts payable and accrued liabilities	3,748	3,883
Accrued income taxes	168	80
Liabilities from discontinued operations	90	-
Total current liabilities	4,269	4,260

Long-term debt	2,819	2,563
Deferred income taxes	193	277
Other long-term liabilities	167	233
Total liabilities	7,448	7,333

Stockholders’ Equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 263,111,472 shares issued at December 31, 2014 and 2013	3	3
Capital in excess of par value	3,255	3,207
Retained earnings	5,631	4,820
Accumulated other elements of comprehensive income (loss)	(540)	(80)
Less: Treasury stock, 68,139,027 shares at December 31, 2014 (41,683,164 shares at December 31, 2013)	(3,794)	(2,098)
Total Cameron stockholders’ equity	4,555	5,852
Noncontrolling interests	889	1,064

Total equity	5,444	6,916

Total Liabilities and Stockholders’ Equity	$12,892	$14,249

Cameron
Unaudited Consolidated Condensed Statements of Cash Flows
($ millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income	$262	$243	$848	$724
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of Reciprocating Compression business	–	–	(95)	–
Depreciation	78	69	296	246
Amortization	15	22	64	69
Non-cash stock compensation expense	11	13	54	54
Gain from remeasurement of prior interest in equity method investment	–	–	(8)	–
Deferred income taxes and tax benefit of employee stock compensation plan transactions	(8)	(19)	(48)	11
Changes in assets and liabilities, net of translation, and non-cash items:
Receivables	124	(237)	166	(470)
Inventories	139	82	(144)	(367)
Accounts payable and accrued liabilities	274	337	(17)	556
Other assets and liabilities, net	43	121	77	15
Net cash provided by operating activities	938	631	1,193	838
Cash flows from investing activities:
Proceeds from sales and maturities of short-term investments	24	671	65	1,559
Purchases of short-term investments	(22)	(214)	(137)	(1,082)
Capital expenditures	(126)	(214)	(385)	(520)
Proceeds received from sale of Reciprocating Compression business, net	–	–	547	–
Other dispositions (acquisitions), net	–	–	(7)	(11)
Proceeds received and cash acquired from formation of OneSubsea	–	(80)	–	523
Proceeds from sales of plant and equipment	2	6	13	13
Net cash provided by (used for) investing activities	(122)	169	96	482
Cash flows from financing activities:
Issuance of senior notes	–	747	500	747
Debt issuance costs	–	(6)	(4)	(6)
Early retirement of senior notes	–	–	(253)	–
Short-term loan borrowings (repayments), net	(138)	6	(34)	46
Purchase of treasury stock	(191)	(974)	(1,747)	(1,531)
Contributions from noncontrolling interest owners	–	–	–	62
Distribution to noncontrolling interest owners	(2)	–	(42)	–
Purchases of noncontrolling ownership interests	–	–	–	(7)
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	1	1	40	31
Excess tax benefits from employee stock compensation plan transactions	–	1	6	9
Principal payments on capital leases	(5)	(5)	(20)	(18)
Net cash used for financing activities	(335)	(230)	(1,554)	(667)
Effect of translation on cash	(26)	(14)	(35)	(26)
Increase (decrease) in cash and cash equivalents	455	556	(300)	627
Cash and cash equivalents, beginning of period	1,058	1,257	1,813	1,186
Cash and cash equivalents, end of period	$1,513	$1,813	$1,513	$1,813

Cameron
Unaudited Supplemental Segment Financial Data
 ($ millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Revenues:
Subsea	$872	$1,030	$3,067	$2,813
Surface	660	557	2,411	2,077
Drilling	816	680	3,049	2,327
Valves and Measurement (V&M)	528	530	2,125	2,105
Elimination of intersegment revenues	(72)	(66)	(271)	(184)
Consolidated revenues	$2,804	$2,731	$10,381	$9,138

Segment operating income before interest and income taxes:
Subsea	$88	$93	$207	$152
Surface	123	100	427	367
Drilling	151	80	474	311
Valves and Measurement (V&M)	81	105	393	414
Elimination of intersegment earnings	(21)	(11)	(74)	(35)
Segment operating income before interest and income taxes	422	367	1,427	1,209

Corporate Items:
Corporate Expense	(35)	(50)	(145)	(162)
Interest, net	(31)	(26)	(129)	(100)
Other costs	(11)	(11)	(73)	(92)
Consolidated income from continuing operations before noncontrolling interest and income taxes	$345	$280	$1,080	$855

Orders:
Subsea	$517	$1,184	$2,356	$4,405
Surface	561	580	2,480	2,372
Drilling	419	832	2,449	2,803
Valves and Measurement (V&M)	509	526	2,091	2,086
Consolidated orders	$2,006	$3,122	$9,376	$11,666

Backlog (at period end):
Subsea			$4,263	$4,958
Surface			1,025	963
Drilling			3,327	4,141
Valves and Measurement (V&M)			921	1,017
Consolidated backlog			$9,536	$11,079

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Three Months Ended December 31, 2014
	After Tax(1)	Diluted EPS(2)
Income from continuing operations	$266
Less: Net income attributable to noncontrolling interests	8
Net income attributable to Cameron from continuing operations	258	$1.30
Adjustments:
Litigation costs	8
International pension curtailment gains, net	(6)
Mark-to-market impact on currency derivatives not designated as accounting hedges	2
Severance, restructuring and other costs	4
Net income attributable to Cameron, excluding charges	$266	$1.34

(1)	Individual adjustment assumes a 23% effective tax rate
(2)	Based on 198 million diluted shares

	Three Months Ended December 31, 2013
	After Tax (1)	Diluted EPS (2)

Income from continuing operations	$221
Less: Net income attributable to noncontrolling interests	22
Net income attributable to Cameron from continuing operations	199	$0.85
Adjustments:
Acquisition and OneSubsea formation and integration costs	3
Severance, restructuring and other costs	7
Net income attributable to Cameron, excluding charges	$209	$0.90

(1)	Individual adjustments assume a 23% effective tax rate
(2)	Based on 233 million diluted shares

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Year Ended December 31, 2014
	After Tax(1)	Diluted EPS(3)
Income from continuing operations	$822
Less: Net income attributable to noncontrolling interests	37
Net income attributable to Cameron from continuing operations	785	$3.83
Adjustments:
Litigation costs	8
International pension curtailment gains, net	(6)
Impairment of goodwill (2)	40
Loss on disposal of non-core assets	7
Impairment of identifiable intangible asset	3
Gain on remeasurement of prior interest in equity method investment	(6)
Mark-to-market impact on currency derivatives not designated as accounting hedges	6
Severance, restructuring and other costs	12
Net income attributable to Cameron, excluding charges	$849	$4.14

(1)	Individual adjustment assumes a 24% effective tax rate
(2)	Adjustment is non-deductible for tax purposes
(3)	Based on 205 million diluted shares

	Year Ended December 31, 2013
	After Tax(1)	Diluted EPS(2)
Income from continuing operations	$659
Less: Net income attributable to noncontrolling interests	25
Net income attributable to Cameron from continuing operations	634	$2.60
Adjustments:
OneSubsea formation and integration costs	39
Currency devaluation	7
Severance, restructuring and other costs	24
Net income attributable to Cameron, excluding charges	$704	$2.89

(1)	Individual adjustment assumes a 24% effective tax rate
(2)	Based on 244 million diluted shares